UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2004 (October 22, 2004)

NEXTEL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19656 (Commission File Number)	36-3939651 (I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code: (703) 433 – 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.

     The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On October 22, 2004, Nextel issued a press release announcing certain financial and operating results for the third quarter of 2004. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 8.01	Other Events

     On October 22, 2004, Nextel announced certain financial and operating results for the third quarter of 2004, including the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Consolidated Statements of Operations
(in millions, except per share amounts)

	For the nine months ended		For the three months ended
	September 30,		September 30,
	2004	2003	2004	2003
Operating revenues
Service revenues	$8,768	$7,194	$3,053	$2,599
Handset and accessory revenues	1,022	620	345	288

	9,790	7,814	3,398	2,887

Operating expenses
Cost of service (exclusive of depreciation included below)	1,407	1,218	512	441
Cost of handset and accessory revenues	1,489	1,040	504	415
Selling and marketing	1,557	1,337	528	482
General and administrative	1,551	1,180	531	420
Depreciation and amortization	1,366	1,264	470	429

Operating income	2,420	1,775	853	700
Interest expense	(455)	(664)	(146)	(220)
Interest income	21	32	6	10
Loss on retirement of debt	(85)	(139)	(34)	(132)
Realized gain on sale of investments	26	—	—	—
Equity in loss of unconsolidated affiliates and other	8	(37)	7	11

Income before income tax benefit (provision)	1,935	967	686	369
Income tax benefit (provision) (1)	548	(70)	(98)	(21)

Net income	2,483	897	588	348
Loss on retirement of mandatorily redeemable preferred stock	—	(7)	—	—
Mandatorily redeemable preferred stock dividends and accretion	(6)	(55)	(2)	(2)

Income available to common stockholders	$2,477	$835	$586	$346

Earnings per common share
Basic	$2.23	$0.81	$0.53	$0.33

Diluted	$2.16	$0.79	$0.52	$0.32

Weighted average number of common shares outstanding
Basic	1,110	1,030	1,114	1,050

Diluted	1,158	1,060	1,136	1,091

Selected Balance Sheet Data
(in millions)

	September 30,	December 31,
	2004	2003
Cash, cash equivalents and short-term investments	$1,691	$1,971
Accounts and notes receivable, net of allowance for doubtful accounts of $71 and $86	1,410	1,276
Property, plant and equipment, net	9,526	9,093
Intangible assets, net	7,216	7,038
Total assets	21,811	20,510

Long-term debt, including current portion	9,126	10,047
Capital lease obligation	—	165
Total liabilities	12,898	14,575

Zero coupon mandatorily redeemable preferred stock	105	99
Stockholders’ equity	8,808	5,836

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Other Data

	For the three months ended
	September 30,	September 30,
	2004	2003
Handsets in service, end of period (in thousands) (2)	14,452	12,329
Net handset additions (in thousands) (2)	550	646
Average monthly minutes of use per handset(3)	790	740
Bad debt expense included in general and administrative (in millions)	$30	$20
Bad debt expense as a percentage of operating revenues	0.9%	0.7%
Boost Mobile handsets in service, end of period (in thousands)	800	245
Boost Mobile net handset additions (in thousands)(4)	195	102

Capital Expenditures
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash paid for capital expenditures, excluding capitalized interest	$1,838	$1,131	$655	$424
Changes in capital expenditures accrued or unpaid	(61)	(21)	4	(21)

Capital expenditures, excluding capitalized interest	1,777	1,110	659	403
Capitalized interest	7	27	2	7

Total capital expenditures	$1,784	$1,137	$661	$410

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,
	2004	2003	2004	2003
Cash flows from operating activities
Net income	$2,483	$897	$588	$348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,366	1,264	470	429
Change in accrued interest on short-term investments	1	(9)	7	(3)
Net tax benefit from the release of valuation allowance	(901)	—	(175)	—
Other	42	242	96	104

Net cash provided by operating activities	2,991	2,394	986	878

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(1,845)	(1,158)	(657)	(431)
Payments for licenses, acquisitions, investments and other, net of cash acquired	(341)	(263)	(98)	(25)
Proceeds from sale of investments	77	—	—	—
Net changes in short-term investments	461	(179)	302	(45)

Net cash used in investing activities	(1,648)	(1,600)	(453)	(501)

Cash flows from financing activities
Repayments under long-term credit facility	(1,620)	(148)	(1,481)	(49)
Borrowings under long-term credit facility	1,000	69	1,000	—
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(827)	(2,466)	—	(1,759)
Proceeds from issuance of debt securities	494	1,983	—	1,983
Proceeds from issuance of stock	129	605	25	569
Repayments under capital lease obligation	(9)	(34)	—	(9)
Payment for capital lease buy-out	(156)	(54)	—	—
Mandatorily redeemable preferred stock dividends	—	(57)	—	(15)
Purchase of treasury stock	(141)	—	(141)	—
Debt issue costs and other	(31)	(3)	(30)	(2)

Net cash (used in) provided by financing activities	(1,161)	(105)	(627)	718

Net increase (decrease) in cash and cash equivalents	182	689	(94)	1,095
Cash and cash equivalents, beginning of period	806	1,846	1,082	1,440

Cash and cash equivalents, end of period	$988	$2,535	$988	$2,535

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Retirements and	Debt for debt
	June 30,	repayments of	exchange		September 30,
	2004	principal	and other		2004
9.375% senior serial redeemable notes due 2009 (a)	$1,273		$(450	)(c)	$823
5.25% convertible senior notes due 2010	607				607
9.5% senior serial redeemable notes due 2011, including a deferred premium of $27 and $24	715		(70	)(c)	645
6.875% senior serial redeemable notes due 2013, including a deferred premium of $0 and $3 and net of unamortized discount of $16 and $48	697		521	(c)	1,218
5.95% senior serial redeemable notes due 2014, net of unamortized discount of $6 and $6	494				494
7.375% senior serial redeemable notes due 2015, net of unamortized discount of $3 and $3	2,134				2,134
Bank credit facility (b)	3,665	1,481	1,000		3,184
Other	22	1	—		21

Total long-term debt, including current portion	$9,607	$1,482	$1,001		$9,126

Zero coupon convertible preferred stock mandatorily redeemable 2013	$103	$—	$2		$105

(a)	On November 15, 2004, we will redeem the entire outstanding aggregate principal amount of our 9.375% senior notes at a redemption price equal to 104.688% of the then-outstanding principal amount.

(b)	During the third quarter 2004, we amended our bank credit facility to provide for a new $4,000 million revolving credit facility that replaced our then-existing revolving credit facility and one of our existing term loans. We immediately drew down $1,000 million of this new facility and used $476 million of cash on hand to repay the entire outstanding balance of one of our existing term loans in the amount of $1,360 million and our outstanding revolving loan in the amount of $116 million. We also made scheduled principal repayment of $5 million on our other existing term loan.

(c)	During the third quarter 2004, we exchanged $450 million in principal amount of our 9.375% senior notes and $67 million in principal amount of our 9.5% senior notes for a total of $550 million in principal amount of new 6.875% senior notes issued at a $33 million discount to their principal amount. As a result, the $3 million of the deferred premium associated with the 9.5% senior notes is now associated with the 6.875% senior notes and will be recognized as an adjustment to interest expense over the remaining life of the 6.875% senior notes.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	For the three months ended September 30, 2004, our income tax provision was $98 million consisting of an income tax provision of $273 million net of a benefit of $175 million. The benefit is derived primarily from the release of the portion of the tax valuation allowance attributable to the estimated utilization of capital loss carryforwards prior to their expiration. For the nine months ended September 30, 2004, the income tax benefit was $548 million consisting of an income tax provision of $353 million net of a $901 million benefit for the release of the tax valuation allowance.

2)	Handsets in service, end of period, and net handset additions do not include handsets attributable to Boost Mobile branded service. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.5% for the third quarter 2004 and about 1.4% for the third quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.

3)	Average monthly minutes of use per handset do not include minutes attributable to Boost Mobile branded service.

4)	Boost Mobile net handset additions represents gross Boost Mobile handsets activated during the period less Boost Mobile handsets deactivated.

Item 9.01	Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits.

     The following exhibit is furnished with this Form 8-K pursuant to Item 2.02.

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 22, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

/s/ Gary D. Begeman
By:	Gary D. Begeman
Vice President and Deputy General Counsel

Date: October 22, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 22, 2004